Exhibit 99.1

AT EPIX

Peyton Marshall, Chief Financial Officer

Sydney Barrett, Investor Relations Manager

(617) 250-6012

FOR IMMEDIATE RELEASE

February 17, 2005

EPIX REPORTS FOURTH QUARTER AND YEAR-END 2004 RESULTS

Cambridge, MA, February 17, 2005 — EPIX Pharmaceuticals, Inc. (Nasdaq: EPIX), a developer of innovative pharmaceuticals for magnetic resonance imaging (MRI), today announced its financial results for the fourth quarter and for full year 2004.

Financial highlights for the quarter ended December 31, 2004 included:

•                  Net loss of $5.1 million, or $0.22 per share, in the fourth quarter of 2004 compared to a net loss of $8.4 million, or $0.39 per share, for the fourth quarter of 2003.

•                  Revenues of $2.2 million in the fourth quarter of 2004 as compared to $2.3 million in the fourth quarter of 2003.  EPIX recently received correspondence from Bracco in which Bracco indicated that it had overstated non-US Multihance royalties to EPIX for the period 2001-2004 and that it would offset this against its royalty payments to EPIX.  EPIX is challenging Bracco’s position and its right under the Bracco license agreement to assert this position. Although EPIX is disputing the Bracco position, its effect is reflected in negative royalty revenues in the fourth quarter of 2004. The decline in royalties and a decrease in product development revenues in the fourth quarter of 2004 vs. the fourth quarter of 2003 were partially offset by the achievement of a milestone related to FDA approval of Multihance by Bracco in the fourth quarter.

•                  Total operating expenses for the quarter ended December 31, 2004 of $7.1 million compared to $10.9 million for 2003.

•                    Cash, cash equivalents and marketable securities totaled $164.4 million as of December 31, 2004.  Shares outstanding as of December 31, 2004 were 23.2 million.

Financial highlights for the year ended December 31, 2004 included:

•                  Net loss of $20.4 million, or $0.89 per share in 2004, compared to a net loss of $20.8 million, or $1.09 per share for the year ended December 31, 2003.

•                  Revenues of $12.3 million in 2004 as compared to $13.5 million for the same twelve-month period in 2003.

•                  Total operating expenses of $32.4 million in 2004 compared to $34.6 million for the same twelve-month period in 2003.

“Since receiving the MS-325 approvable letter from the FDA in January 2005, we have been actively working to define the regulatory path forward for MS-325 in the US,” said Michael D. Webb, Chief Executive Officer of EPIX. “We continue to believe in the value of MS-325 for the diagnosis and management of vascular disease.  In addition, our blood clot imaging agent, EP-2104R was shown in our recently completed Phase I trial to be well-tolerated,” Webb continued, “and we are planning to initiate Phase II proof-of-concept clinical trials of that product candidate in the near future.”

EPIX will host a conference call and live webcast of its conference call discussing the Q4 and yearend financial results at 4:30 pm ET today, Thursday, February 17, 2005. Michael D. Webb, Chief Executive Officer, Andrew Uprichard, President and Chief Operating Officer, and Peyton Marshall, Chief Financial Officer, will host the call. The dial-in number for the EPIX conference call is 888-464-7606. A recording of this call may be accessed through Thursday February 24, by calling 800-642-1687, using reservation code 4029374. The press release and the conference call webcast can also be accessed by visiting the EPIX website at www.epixpharma.com.  Please connect to the EPIX website at least 10 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the live webcast.  Two hours after the live webcast, an archived version of the call will be available on the EPIX website by clicking “Investor Relations”.

EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease.  The Company uses its proprietary Target Visualization Technology™ to create imaging agents targeted at the molecular level, designed to enable physicians to use Magnetic Resonance Imaging (MRI) to obtain detailed information about specific disease processes.  The Company’s lead product candidate, MS-325, is the first imaging pharmaceutical specifically designed for MRA.  In January 2005, EPIX received an approvable letter from the FDA for the Company’s New Drug Application (NDA) for MS-325 requesting additional clinical studies.  Schering AG, Germany, the market leader in MRI contrast agents, is the worldwide sales, marketing and development partner for MS-325.  Schering AG submitted MS-325 for marketing approval in the European Union and that application was accepted for filing in June 2004.  EPIX is also collaborating with Schering AG in the development of its second drug candidate, EP-2104R, for imaging blood clots using MRI, and in a research partnership to discover novel compounds for MRI.  To receive the latest EPIX news and other corporate developments, please visit the EPIX website at www.epixpharma.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations of the Company’s management, including statements relating to our discussions with the FDA to define the regulatory path forward for MS-325, the value of MS-325 for the diagnosis and management of vascular disease, and the timing for initiation of Phase II clinical trials of EP-2104R.  Such statements are subject to risks and uncertainties which could cause actual results to differ from those projected, including risks and uncertainties related to the conduct of, and results obtained from, our clinical trials, our dependence on corporate collaborations, our ability to develop multiple applications for our products and technologies, market acceptance of our products, reimbursement policies of third-party payors with respect to our products, competition and technological change and other risks and uncertainties described in our Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.

EPIX Pharmaceuticals, Inc.

Condensed Statements of Operations

(Unaudited)

($ in thousands, except for loss per share)

	Three Months Ended December 31,
	2004	2003

Revenues:
Product development revenue	$706	$1,375
Royalty revenue	(1,771)	615
License fee revenue	3,216	299
Total revenues	2,151	2,289
Operating Expenses:
Research and development	4,779	9,122
General and administrative	2,325	1,742
Total operating expenses	7,104	10,864
Operating loss	(4,953)	(8,575)
Other income, net	(136)	224
Loss before provision for income taxes	(5,089)	(8,351)
Provision for income taxes	54	11
Net loss	$(5,143)	$(8,362)
Net loss per share	$(0.22)	$(0.39)
Weighted average shares	23,122	22,126

	Year Ended December 31,
	2004	2003

Revenues
Product development revenue	$7,594	$9,534
Royalty revenue	627	2,398
License fee revenue	4,038	1,593
Total revenues	12,259	13,525
Operating Expenses:
Research and development	21,874	28,024
General and administrative	10,495	6,584
Total operating expenses	32,369	34,608
Operating loss	(20,110)	(21,083)
Other income, net	(171)	368
Loss before provision for income taxes	(20,281)	(20,715)
Provision for income taxes	100	80
Net loss	$(20,381)	$(20,795)
Net loss per share	$(0.89)	$(1.09)
Weighted average shares	22,889	19,056

Condensed Balance Sheet

(Unaudited)

($ in thousands)

	December 31,	December 31,
	2004	2003
Assets:
Cash, cash equivalents and available-for-sales marketable securities	$164,440	$79,958
Other current assets	908	441
Property and equipment, net	2,491	1,413
Other assets	3,448	63
Total assets	$171,287	$81,875

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$5,157	$9,797
Other current liabilities	23,538	13,590
Convertible debt	100,000	—
Other long-term liabilities	1,210	4,331
Stockholders’ equity	41,382	54,157
Total liabilities and stockholders’ equity	$171,287	$81,875